EXHIBIT 99.1

December 21, 2010

Left Behind Games Inc. – CEO Update – Today’s Filings

Hello,

For 2011, Walmart has indicated plans to carry our new title, King Solomon’s Trivia Challenge, one of the best Bible trivia games made. We are also teaming up with a social media network to become even more effective in reaching our constituency. And our Board of Directors is scheduled to meet in early January to evaluate strategic publishing partners to facilitate the plan of bringing our games to the console platforms.

Each year, I try and write a letter to those I know and to those who I expect will get to know me and our company better. Not because of me, but because of our story which is very special. It’s a fascinating real-life story of pursuing worthy ideals, filled with occasions of divine providence. I consider it a sincere privilege to be the CEO of Left Behind Games.

The story I share here is a brief but important and reflective view of our history for everyone to read, whether an employee, contractor, investor, supporter or just an outside observer. Although I have shared portions before, this telling of our story is important as it represents a new, hopefully wiser, more considerate perspective which has resulted from hours of important reflection.

Left Behind Games is a corporation. In fact, it is a for-profit business. And for the first time ever, it is now the world’s leading developer of video games for the Christian marketplace. Since we were founded, I’ve realized that although we sometimes make mistakes along the way, our goal is and should always remain to be an organization which seeks to reflect the ideals of integrity and purpose which are shared by the consumers we serve and sell to.

To understand my perspective, understanding my background may help. Years ago, I was a successful and prolific video game developer, most well-known as the leading developer of a team that created the first 3D John Madden Football video game, which has gone on to become a billion dollar franchise. But 13 years ago, it became apparent that my self-centered pursuit of success was interrupted by a new heart-felt desire to change course. I simply looked at my lifetime of achievements and found that worldly success was a distraction from something far better; something common to others who attain notoriety and fortune. I realized the value of pursuing a life to make other’s lives better. I soon thereafter spent 5 years serving one of the world’s largest missionary organizations. And shortly thereafter, I sought to return to video games, this time to make a difference.

In 2006, after several years of leading a team to create the world’s most purposeful video game, our first Left Behind branded game was released. It seems very few people have come to understand the depth of the content within the Left Behind PC games, except those who play them. We endured a smear campaign financed by the Tides Center by those who sought to associate our company with a specific religious persuasion, and they did this primarily for political gain. Of course, the truth eventually prevailed and we are now supported by numerous churches and ministry organizations.

What is unique to the Left Behind brand of games is that they integrate real-life consequences within actual gameplay with a significant attempt to help gamers realize consequences for killing. Within the game environment, hundreds of computer characters actually have their own biography from birth and it is continually updated as the game progresses. Every person in the story, no matter how insignificant to gameplay, is valuable. In the world of the Left Behind brand of games, violence is less effective than prayer and worship. Although not obvious to the casual player, we have received rave comments from Christian gamers who validate our intentions and the effectiveness of their designs.

Because the purpose of creating these games wasn’t to create division amongst Christian denominations or make enemies of those who believe differently, the Left Behind brand of games were made to be pre-evangelistic. The game doesn’t focus on the word Christian, it uses the term ‘believer’. From my view, I see that the world already knows the Left Behind series of novels as Christian fiction. We took the focus off all divisive content, including doctrinal differences of eschatology, and have kept the focus on the fictional world that millions of readers have come to love in the novel series…the #1 New York Times best-selling novels which cause readers to ask the questions, “What will happen when we die? Will the end of the world come in our lifetime?” To me, these are not religious questions. I hold the belief that such mysterious answers should ignite a fascinating journey of discovery, where everyone should be able to pursue God as is encouraged throughout ancient Holy scriptures in Jeremiah 29:13-4 (NLT), “You will seek me and find me when you seek me with all your heart.” Jesus stated in Matthew 7:7-8, “Keep on asking, and you will receive what you ask for. Keep on seeking, and you will find. Keep on knocking, and the door will be opened to you. For everyone who asks, receives. Everyone who seeks, finds. And to everyone who knocks, the door will be opened.” (NLT)

And because we are not ashamed of the Gospel, if gamers drill down enough from the game to its online evangelistic website, they can actually find themselves communicating with a non-profit to get important questions answered regarding matters of faith. So far, nearly 2,000 gamers have clicked on a link indicating an important decision of faith.

Although pre-evangelism was an important initial goal, the details of managing the business itself became quite difficult as the company’s original launch plans did not meet expectations. I was forced to reduce our company from 75 workers in 4 countries to just three employees in 2008. We found our company had been reduced from a valuation of more than two hundred million dollars one day, to less than one million in less than 2 years. We were once as high as $7.44 per share and as low as $0.0008 per share. It became apparent that before we could achieve outward success, we would need to regroup and discover how to manage the company better, both operationally and as a company dedicated to serve the public.

Until our recently attained operational success, no other company has ever been able to create a profitable and dedicated, sustainable Christian video game business. Several have gone before us and failed. And the only reason our initial launch in 2006 didn’t cause us to close up shop, was because we were fortunate enough to have some key supporters who wanted us to succeed.

Our very survival required me to do what doesn’t come naturally to a CEO, embrace our investors; connect with them, speak with them and be willing to listen to them. Often, CEO’s receive letters from investors blaming us for the volatility of the stock market. And worse, because our business is pioneering the new industry of Christian video games, it was very difficult to listen to investors tell me I wasn’t a good Christian or that I would rot forever in a bad place while they simultaneously ignored the obstacles we faced and my personal commitment to have bet everything I own on the company’s future. It was remarkably difficult to convince investors who lost money, to reinvest. But they did.

And in the process of learning to be connected to our investor base, the rewards have been fantastic. I’m willing to occasionally hear unfair criticism, because most investors are resourceful people who desire to see us succeed. Most recently, when our investor base was split with regard to an important corporate action, I was able to survey them and call-off a decision which would have resulted in 47%-53% divided sentiment.

In 2009, I began to focus more time learning about the market and the “Over–the-Counter” Exchange we trade on. I learned about naked shorting, phantom shares, the job of a market-maker and more. The moment I saw injustice last year, I prepared a report and notified FINRA of suspected naked-shorting. Sure enough, we found illegal activity in our stock at that time. And thanks to FINRA, their pursuit to clean-up the trading activity in our stock was a godsend.

And at the end of last year, when Regulation SHO went into effect, illegal activity ceased, healthy shorts began and our stock is now a frequently traded and liquid stock on the bulletin-board exchange.

From 2007 to 2010, we grew our non-profit focus by giving away and selling more than 50,000 games to churches throughout the nation. And from our acquisition of Charlie Church Mouse to our recent acquisition of Cloud9Games, another important development has been occurring on our Board of Directors and in the creation of our new products. By empowering those who have joined us who had a heart-felt desire to create Christian games before ever knowing me, Left Behind Games is now a company that has passionate leadership and developers who want to make a difference. In our recent annual summit meeting, it was remarkable to hear the stories of so many who are now a part of our company. And it is sincerely humbling to realize that God has birthed a strong passion in each of our team members. I have simply had the honor to give them some resources to see their dreams become real, just as our investors did for me when we first started.

In 2010, as you may already know, we expanded distribution nationally into Walmart and garnered support from all Christian store chains, including Family, LifeWay, Mardel and Berean Christian stores. We are now poised to announce record revenues and profitability as already stated publicly.

With Christmas coming up this week, our entire team is grateful for everything, including you. This has been a significant year for us and we look forward with great anticipation to the coming year ahead.

With sincere regards,

Troy Lyndon | CEO | Let Behind Games Inc.

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.